Exhibit 99.1

Datalink Corporation (ticker: DTLK, exchange: Nasdaq) News Release – October 18, 2006

DATALINK REPORTS 2006 THIRD-QUARTER AND NINE-MONTH OPERATING RESULTS

Third Quarter Sales Rise 6 Percent over the Same Period in 2005; Net Earnings Increase 326 Percent to $1.3 million versus $295,000 in Year-Earlier Period

Live Webcast of Conference Call at 9:30 AM Central Time Today, October 18, 2006

MINNEAPOLIS – October 18, 2006 - Datalink Corporation (Nasdaq: DTLK), a leading independent information storage architect, reported that revenues for the quarter ended September 30, 2006, rose 6 percent to $33.2 million from $31.2 million for the prior-year period.  During the third quarter of 2006, a single customer accounted for approximately 13 percent of revenues.  The company reported net earnings of $1.3 million, or $.11 per diluted share, compared to net earnings of $295,000 or $.03 per diluted share, in the 2005 third quarter.

For the nine-month period ended September 30, 2006, the company reported revenues of $107.3 million, a 32 percent increase over revenues of $81.2 million in the first nine months of 2005.  Net earnings for the first nine months of 2006 were $4.1 million, or $.38 per diluted share, compared to a net loss of $4.0 million, or $.38 per diluted share for the first nine months of 2005.   The net loss in the first nine months of 2005 included the previously announced non-cash charge of $3.5 million, or $.34 per diluted share, related to subleasing a portion of the company’s corporate headquarters facility.

Charlie Westling, Datalink’s President and CEO, commented, “We are pleased to report continued strong performance in the third quarter of 2006.  Datalink continues to make significant progress against our strategic initiatives to increase productivity, deliver storage solutions and professional services more effectively and strengthen our resources in key geographic locations.”

According to Westling, the company’s accomplishments included:

•                  Sixth consecutive quarter of profitability and ninth consecutive quarter of year-over-year revenue growth.

•                  Highest level of quarterly services revenues and services gross profit in the company’s history.

•                  Year-over-year improvement in operating margin, a reflection of higher levels of employee productivity, effective fixed cost management and higher revenues.

•                  Growing success in delivering value added solutions to enterprise class customers, with 15 customers each generating over $500,000 of revenue during the quarter, compared to 8 customers in the third quarter of 2005.

•                  A strong book of business going forward, with the company’s backlog at the beginning of the fourth quarter at $19.5 million.

Westling continued, “We believe that we can build off of our strong first nine months performance and continue our profitable growth for the rest of the year and into 2007 by executing our key initiatives.  We remain focused on:

•                  Continuing to increase employee productivity by leveraging investments in our field and customer support areas;

•                  Further penetrating our enterprise customer base;

•                  Targeting high growth market segments and deploying new technologies; and

•                  Delivering greater value to customers through solutions and services.”

Outlook

For the fourth quarter ending December 31, 2006, Datalink expects revenues of between $36 million and $40 million, with net earnings ranging from $.11 to $.16 per diluted share. The net amounts do not reflect any income tax benefit or expense.

Webcast

A live Webcast of the Datalink third-quarter results conference call is scheduled for today, October 18, at 9:30 a.m. Central Time and can be heard via Datalink’s Website at www.datalink.com.

Datalink Corporation is an information storage architect. The company analyzes, designs, implements and supports information storage infrastructures that store, protect and provide continuous access to information. Datalink’s specialized capabilities and solutions span storage area networks, network-attached storage, direct-attached storage and IP-based storage, using industry-leading hardware, software and technical services.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements.  This press release contains forward-looking statements, including our internal projections of anticipated fourth quarter 2006 results, which reflect our views regarding future events and financial performance.  These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated.  The words “aim, “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which indicate future events and trends identify forward-looking statements.  Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to:  the level of continuing demand for storage, including the effects of economic conditions; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; revenue recognition policies that may unpredictably defer reporting of our revenues; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; risks associated with possible future acquisitions; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. We may not achieve significant future revenues from one of our customers that accounted for approximately 13 percent of our third quarter revenues.  Further, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably.

# # #

Company contacts:

Investor Relations:		Analyst Contact:
Kim Payne		Greg Barnum
Investor Relations Coordinator		Chief Financial Officer
Phone:	952-279-4794	Phone: 952-279-4816
Fax:	952-944-7869
e-mail: einvestor@datalink.com
web site: www.datalink.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net sales:
Products	$22,163	$22,106	$76,387	$55,679
Services	11,010	9,127	30,903	25,536
Total net sales	33,173	31,233	107,290	81,215

Cost of sales:
Cost of product sales	16,625	16,759	57,784	42,280
Cost of service sales	7,621	6,417	21,587	17,505
Total cost of sales	24,246	23,176	79,371	59,785
Gross profit	8,927	8,057	27,919	21,430
Operating expenses:
Sales and marketing	3,893	3,714	11,997	10,845
General and administrative	2,392	2,333	7,722	7,124
Engineering	1,575	1,725	4,517	3,931
Restructuring charges	—	—	—	3,502
Amortization of intangibles	—	66	—	196
	7,860	7,838	24,236	25,598
Earnings (loss) from operations	1,067	219	3,683	(4,168)
Interest income, net	189	76	439	208
Net earnings (loss)	$1,256	$295	$4,122	$(3,960)

Net earnings (loss) per common share:
Basic	$0.12	$0.03	$0.39	$(0.38)
Diluted	$0.11	$0.03	$0.38	$(0.38)
Weighted average common shares outstanding:
Basic	10,845	10,323	10,663	10,308
Diluted	11,410	10,542	10,957	10,308

DATALINK CORPORATION

BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$21,195	$13,434
Accounts receivable, net	10,348	18,673
Inventories	802	831
Deferred customer support contract costs	21,606	16,500
Inventories shipped but not installed	4,967	5,064
Other current assets	211	261
Total current assets	59,129	54,763
Property and equipment, net	2,188	2,476
Goodwill	5,500	5,500
Other assets	368	404
Total assets	$67,185	$63,143

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,515	$19,660
Accrued commissions	1,267	1,359
Accrued income taxes	78	70
Accrued sales and use tax	497	645
Accrued expenses, other	1,640	1,893
Sublease reserve current	367	384
Deferred revenue from customer support contracts	27,732	21,367
Total current liabilities	43,096	45,378
Deferred rent	201	289
Sublease reserve non-current	1,425	1,641
Total liabilities	44,722	47,308

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 11,219,693 and 10,404,105 shares issued and outstanding as of September 30, 2006 and December 31, 2005, respectively	11	10
Additional paid-in capital	29,060	26,555
Accumulated deficit	(6,608)	(10,730)
Total stockholders’ equity	22,463	15,835
Total liabilities and stockholders’ equity	$67,185	$63,143

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2006	2005

Cash flows from operating activities:
Net earnings (loss)	$4,122	$(3,960)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Provision for bad debts	27	27
Depreciation	758	989
Amortization of intangibles	—	196
Deferred rent	(88)	(107)
Charge for sublease reserve	—	3,502
Amortization of sublease reserve	(233)	(767)
Stock compensation expense	193	136
Changes in operating assets and liabilities:
Accounts receivable	8,298	(3,251)
Inventories	126	(2,899)
Deferred customer support contract costs/revenues, net	1,259	1,085
Accounts payable	(8,145)	5,035
Accrued expenses	(485)	177
Other	86	(527)
Net cash provide by (used in) operating activities	5,918	(364)

Cash flows from investing activities:
Purchase of property and equipment	(470)	(1,070)
Net cash used in investing activities	(470)	(1,070)

Cash flows from financing activities:
Proceeds from issuance of common stock	2,313	102
Net cash provided by financing activities	2,313	102

Increase (decrease) in cash and cash equivalents	7,761	(1,332)
Cash and cash equivalents, beginning of period	13,434	12,663
Cash and cash equivalents, end of period	$21,195	$11,331